THIRD AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS THIRD AMENDMENT, dated as of the 19th day of September, 2011, to the Transfer Agent Servicing Agreement, dated as of April 1, 2006, as amended December 5, 2008 and March 4, 2010, (the “Agreement”), is entered into by and between RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for an amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B is superseded and replaced with Amended Exhibit B attached hereto. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

RAINIER INVESTMENT MANAGEMENT		U.S. BANCORP FUND SERVICES, LLC
MUTUAL FUNDS

By:	/s/ Melodie B. Zakaluk	By:	/s/ Michael R. McVoy
Printed Name: Melodie B. Zakaluk		Printed Name: Michael R. McVoy
Title: CEO/President		Title: Executive Vice President

Amended Exhibit B to the Transfer Agent Servicing Agreement

RAINIER MUTUAL FUNDS

TRANSFER AGENCY, FUND ACCOUNTING, DOMESTIC CUSTODY, AND REGULATORY DISTRIBUTION AND FUND ADMINISTRATION SERVICES – MASTER ANNUAL FEE SCHEDULE EFFECTIVE APRIL 1, 2006

The following is a combined fee schedule for all services provided by U.S. Bancorp Fund Services, LLC to The Rainier Funds

ANNUAL FEE BASED ON TOTAL ASSETS OF THE FUND COMPLEXT UP TO 7 FUNDS AND 2 CLASSES EACH*

[    ] Basis Points on the first $[    ] billion

[    ] Basis Points on the next $[    ] billion

[    ] Basis Points on the next $[    ] billion

[    ] Basis Points thereafter

Complex Minimum: $[    ] ($[    ] per fund minimum)

*This fee will be reduced by the distribution fee paid to Quasar as described below. REGULATORY DISTRIBUTION (QUASAR) ALLOCATION TO BE PAID DIRECTLY THROUGH 12B-1 FEES, OUT OF SALES CHARGES OR BY ADVISER

ANNUAL FEE OF $[    ] PER FUND

I SHARES – $[    ] MINIMUM

ORIGINAL SHARES – $[    ] MAXIMUM

Out of Pocket Costs Included in Basis Points Service Fee:

¡          Shareholder Communication Stationery

¡       Statements, confirms, etc.

¡       Postage

¡          Shareholder Mailing and Inserting

¡         Voice Response Services

¡       Account inquiry/maintenance/transactions

¡         800 Telephone Service Cost

¡          Anti-Money Laundering Service

¡         Security Pricing

¡          Corporate Action Services

¡         Manual Security Pricing

¡         EDGAR filings, retention of records

¡         U.S. Bancorp Employee Board Meeting Travel

¡         Ad hoc reports

¡         Sales reporting

¡          Financial Advisor/Broker Web Access (Vision)

¡       Inquiry/transactions activity

¡         NSCC – Fund/SERV, Networking Services

¡          Advertising Compliance Reviews (allocated to Quasar fees)

Annual Supervision of Licensed Registered Reps up to [    ]

Out of Pocket Costs NOT Included in Basis Points Service Fee (appropriate distribution/marketing items will be allocated to Quasar):

¡         Printing of Prospectus, Annual/semi Reports,

           Advertising and Sales Materials

¡         Proxies and Proxies Services

¡          Literature Fulfillment Service

¡          Engagement of designers, free-lance writers and

           public relations firms

¡         Fair Value Pricing Services

¡          Shareholder Web Access (Fan Web)

¡        Setup/maintenance/activity

¡         Money Center Trading Services

¡         Chief Compliance Officer Services

¡         Business On-Line Sales Solutions (B.O.S.S.)

¡         FINRA Advertising filing fees

¡         FINRA out of pocket fees, to include State

           Registration and filing fees

¡         Annual Supervision of Licensed Registered Reps

           greater than [    ]

Additional Funds: Fee Schedule to be re-negotiated; if number of Funds exceeds seven.

Additional Class Set-up and conversion costs: None

Amended Exhibit B (continued) to the Transfer Agent Servicing Agreement

Fulfillment Processing Service levels and fees effective September 1, 2011

Service Level

Fulfillment Processing

Order Processing Standards

Service Component	Performance Level
Orders - Priority	Same day turnaround prior to 4PM EST

Orders – Standard	Same day turnaround prior to 12 PM EST

Orders - Best Way	Next day turnaround after 12 PM EST

Print on Demand (POD) Performance Standards

The information set forth below establishes the Performance Standards to measure Capital Fulfillment Group’s (“CFG”) performance under the Document Management Program (Print on Demand). POD items must have been established as POD and have a confirmed PDF or “Print Ready” File with the CFG POD Library 24 hours prior to a print production.

Service Component	Performance Level
Product Fill rates: POD	Same day turnaround for POD items

Product Fill rates: POD Plus	24 Hours of Digital Printing that requires

Finishing or Bindery.

Product Fill rates: Stock	30 day turnaround for stock items.

On Request - POD	48 hour turnaround for approved PDF’s.

Accuracy	No more than 5% of the impressions printed contain errors.

Amended Exhibit B (continued) to the Transfer Agent Servicing Agreement

Fulfillment Processing Service levels and fees effective September 1, 2011

Monthly Management (PICK & PACK) Fee

Kit Building
Collate/Insert (per SKU)	$[ ]
Seal	$[ ]
Label	$[ ]
Shrink Wrapping	$[ ]
Other Pick/Pack Kit Assembly and Fulfillment
LINE Charge – Per SKU	$[ ]
UNIT Charge – Quantity Picked	$[ ]
Promotional/Premiums Fulfillment	$[ ]
Other Mgt & Processing
Receive Data from USBFS (Batch Transmission)	$ NC
Receive Data from Client Source	$ NC
ORDER charge (Per Order)	$[ ]
Order Charge – Manual	$[ ]
Inventory Management
Inventory Receiving	$[ ]/sku
Inventory Destruction	$[ ]/sku
Inventory Storage – Baseline Pricing
CFG does not charge for the storage of Kits, POD and JIT items
Forward	$[ ]
Carton	$[ ]
Pallet	$[ ]

*All postage charges are represented as pass through costs,

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